Exhibit 99.4

                     CHASE MANHATTAN AUTO OWNER TRUST 2004-A
                           ANNUAL ISSUER'S CERTIFICATE
                                       of
                            COMPLIANCE WITH INDENTURE

      The undersigned certifies that she is an Authorized Officer of Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee for Chase Manhattan Auto Owner Trust 2004-A and that she is duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with
Section 3.9 of the Indenture between the Issuer and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, dated as of March 4, 2004 (the "Indenture"). All capitalized terms used herein without definition shall have the respective meanings specified in the Indenture.

      The undersigned further certifies that a review of the activities of the Issuer for the preceding calendar year has been made under her supervision and, to the best of her knowledge, based on such review, the Issuer has complied with all conditions and covenants in all material respects under the Indenture throughout the preceding calendar year.

      IN WITNESS WHEREOF, I have affixed hereto my signature as of this 29th day of March, 2005.

                                    CHASE MANHATTAN AUTO OWNER TRUST 2004-A
                                    BY: WILMINGTON TRUST COMPANY, not in its
                                    individual capacity, but solely as Owner
                                    Trustee

                                    /s/ Mary Kay Pupillo
                                    ---------------------------------------
                                    Name: Mary Kay Pupillo
                                    Title: Assistant Vice President


      Chase Bank USA, National Association, as Servicer, hereby requests that Wilmington Trust Company, as Owner Trustee, execute the above Issuer's Certificate and deliver it to Wells Fargo Bank Minnesota, National Association, as Indenture Trustee.


                                    CHASE BANK USA,
                                    NATIONAL ASSOCIATION, as Servicer

                                    /s/ Richard J. Naeder
                                    --------------------------------------
                                    Richard J. Naeder
                                    Authorized Signatory